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                                                                  EXHIBIT 10(y)

                                  CONFIDENTIAL

                               AGREEMENT BETWEEN
                        OXOID INC AND NEOGEN CORPORATION

        This Agreement, entered into on July 1, 1997 by and between:

                                   OXOID INC
                               217 Colonnade Road
                                     Nepean
                                Ontario, K2E 7K3

a corporation organised under the laws of the Canada hereinafter referred to as SUPPLIER; and

                               NEOGEN CORPORATION
                                620 Lesher Place
                               Lansing, MI 48912

a Corporation organised under the laws of the State of Michigan and hereinafter referred to as DISTRIBUTOR.

                              W I T N E S S E T H

        WHEREAS, SUPPLIER manufactures diagnostic test kits and reagents for the detection of Listeria, hereinafter referred to as PRODUCTS, and desires to sell its products through a distributor; and

        WHEREAS, DISTRIBUTOR desires to purchase the SUPPLIER'S PRODUCTS for resale to end users; and

        WHEREAS, the parties desire to enter into a distributorship agreement governing their relationship;

        NOW, THEREFORE, in consideration of the mutual terms and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.      PRODUCT

        1.1 PRODUCTS: The products covered by this Agreement are those products and accessories set forth and attached hereto in Exhibit A ("PRODUCTS").

                Exhibit A may be amended from time to time by mutual written consent of the parties.


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        1.2     Product Modifications:  Any improved or updated version of the
                PRODUCTS introduced by SUPPLIER during the term hereof shall be available to DISTRIBUTOR under the same terms and conditions herein. SUPPLIER may at any time cease to manufacture any PRODUCTS from its range of PRODUCTS in the Territory, provided SUPPLIER gives DISTRIBUTOR ninety (90) days notice of intention.

        1.3 Shelf Life: SUPPLIER represents and warrants that all products with a limited shelf life will have a minimum of twelve months remaining shelf life at date of shipment to DISTRIBUTOR.

2.      DISTRIBUTORSHIP AND TERRITORY

        2.1 Non-exclusivity: SUPPLIER hereby grants to DISTRIBUTOR, and DISTRIBUTOR accepts, the non-exclusive right to sell, distribute, and service the PRODUCTS for the term of and pursuant to the conditions of this Agreement. SUPPLIER retains the right to sell and service the products but will not name other distributors in the United States without first providing DISTRIBUTOR with sixty (60) days notice of such intent.

        2.2 Territory: The territory in which the DISTRIBUTOR has the right to sell and distribute shall be the United States, Canada, South America and Central America only ("the Territory").

        2.3 During the term of this Agreement, DISTRIBUTOR shall not directly or indirectly be involved in the manufacture or distribution of any goods which will compete with PRODUCTS in the Territory.

3.      ORDERS

        3.1 Orders: DISTRIBUTOR shall make purchases by submitting firm purchase orders to SUPPLIER, using the DISTRIBUTOR'S purchase order form shown in Exhibit B.

        3.2 Volume: DISTRIBUTOR'S twelve (12) month projected purchase volume is shown in Exhibit C (Projections). A six (6) month forecast will be submitted to the SUPPLIER at the beginning of each quarter. The volume forecast for the first three (3) months of this forecast will be taken as a firm order. For the purposes of this clause quarters shall begin on the first of the month of January, April, July and October.

        3.3     Intentionally Omitted.


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4.      SHIPPING AND DELIVERY

        4.1 Shipping: SUPPLIER shall ship all products ex-works. SUPPLIER will ship all PRODUCTS for which it has received a firm purchase order within sixty (60) days of order receipt.

5.      PRICE AND PAYMENT TERMS

        5.1 Price: SUPPLIER will supply and ship Product at the prices shown in Exhibit A. Such prices shall be effective for a period of one year commencing on July 1, 1997 and thereafter the SUPPLIER reserves the right to modify these prices annually, considering changes in raw material costs, manufacturing costs, freight and other market conditions including relevant price indices or statistics used by the UK government or independent organisation, giving ninety (90) days written notice to the DISTRIBUTOR and providing the DISTRIBUTOR with reasonable explanation of the change. When a new price is set by the SUPPLIER it shall automatically supersede all such prior price lists.

        5.2     Payment Terms:  Payment terms shall be full amount due thirty
                (30) days from date of invoice. The SUPPLIER'S terms and conditions shall take precedence.

6.      PACKAGING

        6.1 Packaging: SUPPLIER will supply products in sizes and packaging configurations corresponding to those set forth in Exhibit A. SUPPLIER will print any expiration date and lot numbers conspicuously on all packages. Any additional actual costs for packaging shall be borne by DISTRIBUTOR. All packaging shall be approved by SUPPLIER. If no comment on this packaging is made by SUPPLIER within thirty (30) days of SUPPLIER receiving samples of packaging, DISTRIBUTOR may assume approval. All packaging designs and get ups shall belong to SUPPLIER.

7.      STOCK

        7.1 DISTRIBUTOR shall purchase and maintain at all times adequate stocks of the PRODUCTS in keeping with the requirements of the Territory.


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8.      TERM AND TERMINATION

        8.1     Intentionally Omitted.

        8.2 Termination: Notwithstanding the foregoing, this Agreement may be terminated for cause at any time as follows:

        a. In the event of default or material breach of the terms of this Agreement by either party, written notice may be given to the defaulting party. Thereafter, the defaulting party shall have thirty (30) days to cure said breach. In the event that said breach has not been cured within said thirty (30) days period, this Agreement shall terminate on the thirtieth (30th) day following the notice of default.

        b. In the event of nationalisation, expropriation, liquidation or bankruptcy of, or an assignment for the benefit of creditors of, or a declaration of insolvency or cessation of trading by, either party.

        c. There is a change in ownership of the other party which is unacceptable to either party.

                Neither party shall be liable to the other party because of termination of or refusal to renew this Agreement for compensation, reimbursement, or damages on account of the loss of prospective profit on anticipated sales or on account of expenditures, investments, leases, or any type of commitments made in connection with the business of the other party.



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9.      OBLIGATIONS ON TERMINATION

        9.1 The provision of Clauses 8 and 12 and this Clause shall survive even after the termination or cancellation of this Agreement.

        9.2 Upon termination or cancellation of this Agreement pursuant to Clause 8, any and all obligations of DISTRIBUTOR accrued and existing under this Agreement shall become due and payable.

        9.3 Upon termination of this Agreement DISTRIBUTOR shall return to SUPPLIER without delay such confidential documents and such promotional material as SUPPLIER may request. Notwithstanding the foregoing, upon termination or cancellation of this Agreement, DISTRIBUTOR shall be entitled, at DISTRIBUTOR'S option to sell any stock on hand at the date of such termination or cancellation.

10.     WARRANTIES, INDEMNITY, AND RECALL

        10.1    Intentionally Omitted.

        10.2    Intentionally Omitted.

11.     TRADEMARKS

        11.1 Trademark License: SUPPLIER hereby grants to DISTRIBUTOR the royalty-free right to use SUPPLIER'S trademarks on SUPPLIER'S products and in promoting the SUPPLIER'S product during the term of this Agreement. DISTRIBUTOR hereby grants to SUPPLIER the royalty-free right to use DISTRIBUTOR'S trademarks on SUPPLIER'S product for sale to DISTRIBUTOR during the term of this Agreement. Each party shall discontinue to use of the other party's trademarks upon the termination hereof.


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12.     CONFIDENTIALITY

                The parties hereto shall keep confidential all trade secrets and other confidential information and commercially sensitive information provided by the other party (including prices for the PRODUCTS, plans for product development, etc.,) acquired in the course of transactions under this Agreement, and shall not disclose such secrets or information to any individual, firm or corporation except when authorised in writing to do so by the other party. This clause shall remain effective for ten (10) years after the termination or cancellation of this Agreement.

                The proprietary information provided by either party shall not be used by the other party for any purpose other than as set forth in this Agreement.

13.     GOVERNING LAW AND JURISDICTION

        13.1 This Agreement shall be construed and enforced in accordance with the Laws of Michigan, USA.

        13.2 All disputes arising under or in connection with this Agreement shall be fully and finally resolved under either the then effective rules of arbitration of the American Arbitration Association or the Rules of Conciliation Arbitration of the International Chamber of Commerce. The arbitration shall be conducted in the State of New York before a panel of three arbitrators under the auspices of the American Arbitration Association or International Chamber of Commerce. The party who initiates the arbitration shall designate which body shall conduct the arbitration. Each party shall each designate one arbitrator. The parties hereby consent to the State of New York as the exclusive venue for such arbitration and neither party will bring any suit, claim or action in any way arising out of or relating to this Agreement in any other forum.

                Further, the SUPPLIER and DISTRIBUTOR hereby irrevocably and unconditionally waive any objections to such venue and each agrees that it shall not otherwise plead or claim that such venue is improper. The arbitrators shall be persons knowledgeable in the legal and business issues involved in and common to the sale of Food Microbiology testing products, with each arbitrator having at least five years experience in such business. The decision of the arbitrators shall be conclusive, final and binding upon the parties and may be enforced by any court of competent jurisdiction in the United States or in any other applicable jurisdiction.


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14.     MISCELLANEOUS

        14.1 Force Majeure: No failure or omission by the parties hereto in the performance of any obligations of this Agreement shall be deemed a breach of this Agreement nor create any liability if the same shall arise from any cause or causes beyond the control of the parties, including, but not limited to, the following, which, for the purpose of this Agreement shall be regarded as beyond the control of the parties in question; act of God, acts or omissions of any government or any rules, regulations or orders of any governmental authority or any officer, department, agency or instrumentality thereof; fire, storm, flood, earthquake, insurrection, riot, invasion or strikes. The affected party shall use its best efforts to remedy the effects of such force majeure. Any force majeure shall not excuse performance by the party, but shall postpone performance, unless such force majeure continues more than ninety (90) days. In such event, the other party may cancel its obligations hereunder.

        14.2 Assignment: This Agreement may not be assigned without the prior written consent of the other party.

        14.3 Notices: Any notice required or permitted to be given under the terms of this Agreement shall be in writing, properly addressed to the appropriate person at the address set out herein or such address as notified from time to time and shall be given in person or by registered mail or telegram.

        14.4 Entire Agreement: This Agreement, including exhibits constitutes the entire Agreement between the parties relating to the subject matter hereof and cancels and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

        14.5 Modifications; Waiver: This Agreement may not be modified orally and no modification or any claimed waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom enforcement of such modification or waiver is sought.

        14.6 Relationship of the Parties: This Agreement does not constitute either party the agent or legal representative of the other for any purpose whatsoever.


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        IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorised representatives:


SUPPLIER                                DISTRIBUTOR

Signed:  Gerald Moore                   Signed:  James L. Herbert
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        Gerald Moore                            James L. Herbert
        President, Oxoid Inc.                   President, Neogen Corporation

Date:   June 6, 1997                    Date:   June 16, 1997
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